                                                                   EXHIBIT 10.21



                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 9th day of September, 1997, by and between NSA POLYMERS, INC., a Florida corporation ("NSA"), and POLYMERS, INC., a Florida corporation ("Polymers"). NSA and Polymers occasionally are collectively referred to herein as the "parties," and individually as a "party."

                              W I T N E S S E T H:

         WHEREAS, Polymers is the maker of that certain promissory note dated February 1, 1994, payable to NSA in the original principal amount of Four Million Dollars ($4,000,000) (the "Original Note");

         WHEREAS, the current outstanding balance of principal and interest under the Original Note is Four Million One Hundred Ninety Thousand Dollars ($4,190,000);

         WHEREAS, Polymers desires to restructure the indebtedness owed to NSA as evidenced by the Original Note and to obtain a working capital revolving line of credit from United American Bank ("UAB"), or another third party lender satisfactory to Polymers and NSA;

         WHEREAS, NSA has agreed to restructure such indebtedness owed by Polymers, subject, however, to the consummation of the above-described financing arrangement between Polymers and UAB or such other third party;

         WHEREAS, pursuant to the debt restructuring, Polymers has agreed to issue, and NSA has agreed to accept, shares of Polymers' preferred stock in exchange for the cancellation of a portion of the indebtedness evidenced by the Original Note and the execution by Polymers of a revised, replacement promissory note in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Polymers Note").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.  Purchase and Sale of Stock.

         1.1 Sale and Issuance of Preferred Stock. Polymer shall adopt and file with the Secretary of State of Florida on or before the Closing (as hereinafter defined) Amended and Restated Articles of Incorporation in the form attached hereto as EXHIBIT A (the "Amended Articles"). Subject to the terms and conditions of this Agreement, NSA agrees to purchase,and the Company agrees to sell and issue to NSA at the Closing 2,190,000 shares of Polymers' preferred stock (the "Preferred Stock") having the rights, preferences, privileges and designations set forth in the Amended Articles. NSA shall purchase, and Polymers shall sell, such Preferred Stock at a price of One Dollar ($1.00) per share, such amount to be paid by NSA by the exchange of $2,190,000 of the aggregate outstanding indebtedness owed by Polymers to NSA as evidenced by the Original Note.

         1.2 Closing. The purchase and sale of the Preferred Stock shall be consummated at such time and location as NSA and Polymers shall mutually agree in writing (which time and location are designated as the "Closing"); provided, however, that the Closing shall not be later than December 1, 1997. At the Closing, Polymers shall deliver to NSA a certificate representing the Preferred Stock.

         2. Representations and Warranties of Polymers. Polymers hereby represents and warrants to NSA that:

         2.1 Organization; Good Standing; Qualifications. Polymers is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Preferred Stock (upon filing of the Amended Articles), and to carry out the provisions of this Agreement. Polymers is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

         2.2 Authorization. All corporate action on the part of Polymers, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Polymers hereunder, and the authorization, issuance, sale, and delivery of the Preferred Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of Polymers, enforceable in accordance with its terms.

         2.3 Valid Issuance of Preferred Stock. The Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully-paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer imposed under applicable state and federal securities laws.

         2.4 Governmental/Third Party Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority or any third party is required on the part of Polymers in connection with Polymers' valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Preferred Stock, except the filing of the Amended Articles with the Secretary of State of the State of Florida.

         2.5 Capitalization. The authorized capital of Polymers will consist prior to the Closing of:

                  (i) Preferred Stock. Two Million One Hundred Ninety Thousand (2,190,000) shares of preferred stock, without par value, all of which will be sold and issued pursuant to this Agreement. The rights, privileges, preferences and designations of the Preferred Stock will be as provided in the Amended Articles.

                  (ii) Common Stock. 1,000,000 shares of common stock, no par value, of which three (3) shares are issued and outstanding. The issued and outstanding shares of common stock are owned by the shareholders in the amounts specified on SCHEDULE 2.5(II) hereto.

                  (iii) There are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements for the purchase or acquisition from Polymers of any shares of its capital stock. Polymers is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Polymers.

         2.6 Subsidiaries. Polymers does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The company is not a participant in any joint venture, partnership, or other similar arrangement.

         2.7 Financial Statements; Undisclosed Liabilities. Attached hereto as EXHIBIT B are the unaudited financial statements of Polymers as of August 31, 1997, as prepared by the Company (collectively the "Polymers Financial Statements"). The Polymers Financial Statements present fairly the financial condition of Polymers as of such date. As of the date of the Polymers Financial Statements, Polymers had no material liabilities (matured or unmatured, fixed or contingent) which are not fully reflected or provided for on the Polymers Financial Statements.

         2.8 Events Subsequent to Polymers Financial Statements. Since the date of the Polymers Financial Statements, there has not been any Material Adverse Change in the business, financial condition, operations, results of operations, or future prospects of Polymers. "Material Adverse Change" means any occurrence or omission the effect of which reduces the value of the assets of Polymers, or reduces the gross sales by Polymers, in an amount equal to or greater than ten percent (10%).

         3. Representations and Warranties of NSA. NSA hereby represents and warrants to Polymers that:

         3.1 Organization; Authorization. NSA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. NSA has full power and authority to enter into this Agreement, and, subject to approval by the Board of Directors of NSA, to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of NSA, subject, however, to approval by the Board of Directors of NSA.

         3.2 Purchase for Own Account. The Preferred Stock will be acquired for investment for NSA's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. NSA has no present intention of selling or granting any participation in, or otherwise distributing, the Preferred Stock. NSA does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Preferred Stock.

         3.3 Holder of Original Note. NSA currently is the holder of the Original Note, and NSA has not negotiated, assigned, sold, disposed of or otherwise transferred the Orginal Note.

         4. Pre-Closing Covenants. The parties agree as follows with respect with the period between the execution of this Agreement and the Closing:

         4.1 General. Each of the parties will use its best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 5 below).

         4.2 Operation of Business. Except as contemplated pursuant to this Agreement, Polymers will not engage in any practice, take any action, or enter into any transaction outside its ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, Polymers will not declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock.

         4.3 Preservation of Business. Polymers will keep its business properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers and employees.

         4.4 Full Access. Polymers will permit representatives of NSA to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Polymers, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to Polymers.

         4.5 Notice of Developments. Polymers will give prompt written notice to NSA of any material adverse development causing a breach of any of the representations and warranties in SECTION 2 above or any of the covenants set forth in this SECTION 4. No disclosure pursuant to this SECTION 4.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.  Conditions Precedent to Obligation to Close.

         5.1 Conditions to Obligation of NSA. The obligation of NSA to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties of Polymers set forth in SECTION 2 shall be true and correct in all material respects at and as of the Closing;

                  (ii) Polymers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii)  Those certain shareholders of Polymers identified on
         SCHEDULE 2.5(II) hereto shall have made an additional capital contribution to Polymers of at least $200,000 in the aggregate;

                  (iv) Polymers shall have delivered to NSA an officer's certificate to the effect that the conditions specified above in this
         SECTION 5.1(I)-(III) are satisfied in all respects;

                  (v) Polymers shall have filed with the Secretary of State of the State of Florida the Amended Articles in the form attached hereto as EXHIBIT A, which Amended Articles shall be in effect at and as of the Closing;

                  (vi) Polymers shall have consummated its financing from UAB, or such other third party lender satisfactory to NSA, to provide Polymers with a minimum $1,500,000 revolving line of credit to fund the working capital requirements of Polymers;

                  (vii) The Board of Directors of NSA shall have approved this Agreement, as well as all transactions contemplated herein and hereby; and

                  (viii) All actions to be taken by Polymers in connection with the consummation of the transactions contemplated herein and all certificates, opinions, and instruments, and other documents required to effect the transactions contemplated herein shall have been taken or executed and delivered, as applicable, and shall be satisfactory in form and substance to NSA.

                  NSA may waive any conditions specified in this SECTION 5.1 in its sole discretion if it executes a writing so stating at or prior to the Closing.

         5.2 Conditions to Obligation of Polymers. The obligation of Polymers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i)   The representations and warranties of NSA set forth in
         SECTION 3 above shall be true and correct in all material respects at and as of the Closing;

                  (ii) NSA shall have conformed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) NSA shall have delivered to Polymers a certificate to the effect that the condition specified above in this SECTION 5.2(I) is satisfied in all respects;

                  (iv) All actions to be taken by NSA in connection with the consummation of the transactions contemplated herein and all certificates, instruments and other documents required to effect the transactions contemplated herein shall have been taken or executed and delivered, as applicable, and shall bereasonably satisfactory in form and substance to Polymers.

                  Polymers may waive any conditions specified in this SECTION
         5.2 if it executes a writing so stating at or prior to the Closing.

         6.  Deliveries at Closing.

         6.1 Deliveries by Polymers. At the Closing, Polymers shall deliver the following instruments and documents to NSA:

                  (i) The Polymers Note in the form attached hereto as EXHIBIT C in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000);

                  (ii) The Amended and Restated Security Agreement in the form attached hereto as EXHIBIT D;

                  (iii) The stock certificate representing 2,190,000 shares of the Preferred Stock of Polymers;

                  (iv) A copy of the "Filed-stamped" Amended Articles as filed with the Secretary of State of the State of Florida;

                  (v) Evidence of the consummation of the bank financing described in SECTION 5.1(V) above;

                  (vi) An opinion of Polymers' counsel in a form reasonably satisfactory to NSA and its legal counsel;

                  (vii)  The certificate described in SECTION 5.1(IV) above;

                  (viii) Such UCC-1 and UCC-3 financing statements as may be reasonably requested by NSA; and

                  (ix) Such other documents as NSA may reasonably request to effect the transactions contemplated by this Agreement.

         6.2 Deliveries by NSA. At the Closing, NSA shall deliver the following instruments and documents to Polymers:

                  (i)    The certificate described in SECTION 5.2(III) above;

                  (ii) Such certificates, instruments or documents set forth in SECTION 6.1 above that require execution by NSA; and

                  (iii) Such other documents as Polymers may reasonably request to effect the transactions contemplated by this Agreement.

         7.  Termination.

         7.1 Termination of Agreement. This Agreement may be terminated by the parties as provided below:

                  (i) NSA and Polymers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) NSA may terminate this Agreement by giving written notice to Polymers at any time prior to Closing if the Closing shall not have occurred on or before December 1, 1997, by reason of the failure of any condition precedent under SECTION 5.1 hereof (unless the failure results primarily from NSA itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) Polymers may terminate this Agreement by giving written notice to NSA at any time prior to the Closing if the Closing shall not have occurred on or before December 1, 1997 by reason of the failure of any condition precedent under SECTION 5.2 hereof (unless the failure results primarily from Polymers itself breaching any representation, warranty, or covenant contained in this agreement).

         7.2 Effect of Termination. If any party terminates this agreement pursuant to SECTION 7.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of the party then in breach).

         8.  Idemnification.

         8.1 Survival of Representations and Warranties. All of the representations and warranties of Polymers contained in this Agreement shall survive the Closing for a term of two (2) years. The representations and warranties of NSA contained in this Agreement shall not survive the Closing.

         8.2 General Indemnification Provisions for Benefit of NSA. In the event Polymers breaches any of its representations, warranties, and covenants contained herein, then Polymers shall indemnify NSA from and against the entirety of any loss, liability or expense NSA may suffer through and after the date of claim for indemnification (including any loss, liability or expense NSA may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach.

         9.  Miscellaneous.

         9.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         9.2 Entire Agreement. This Agreement (specifically including all documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         9.4 Relationship between the Parties. This Agreement shall not create the relationship of principal and agent between the parties. NSA shall have no authority to make any commitment on behalf of Polymers and Polymers shall have no authority to make any commitment on behalf of NSA.

         9.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:                           Copy to:
                  Charles Evans                               G. Robert Morris, Esq.
                  NSA Polymers, Inc.                          Baker, Donelson, Bearman & Caldwell, P.C.
                  4260 E. Raines Road                         165 Madison Ave., Suite 2000
                  Memphis, Tennessee 38118                    Memphis, Tennessee 38103
                  Fax: (901) 541-1335                         Fax:  (901) 577-2303

                  If to the Buyer:                            Copy to:

                  J. Rushton Bailey                           Emery Rosenbluth
                  Polymers, Inc.                              Subin, Rosenbluth, Losey, Brennan,
                  1000 Sand Pond Road                           Bittman & Moore
                  Lake Mary, Florida 32746                    Suite 900, 111 North Orange Ave.
                  Fax: (407) 333-7317                         Orlando, Florida 32802
                                                              Fax: (407) 648-0660

         Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above, using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder or to be delivered by giving the other party notice in the manner herein set forth.

         9.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by NSA and Polymers. NSA may consent to any such amendment at any time prior to the Closing subject to authorization of its Board of Directors. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.9 Severability. Any term or provision of this Agreement that is adjudged to be invalid or unenforceable by a court of competent shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10 Expenses. NSA and Polymers will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         9.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by this reference and made a part hereof. The parties agree and acknowledge that the Exhibits and Schedules will be prepared jointly by the parties.

         9.13 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         9.14 Mediation. Should any dispute, controversy, difference or claim arise among the parties concerning the interpretation, performance or enforcement of this Agreement, the parties shall use their best efforts to settle such disputes amicably between themselves. However, if such efforts fail to resolve the dispute within thirty (30) days from the date written notice of the dispute was given by one party to the other party, the parties agree that such dispute will be submitted to mediation in accordance with the Commercial Mediation Rules of the American Mediation Association (the "Rules") before a panel of three (3) mediators appointed in accordance with the Rules (the "Mediation Panel"). The mediation will be held as promptly as possible at such time as the Mediation Panel may determine.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               NSA:

                               NSA POLYMERS, INC.



                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                               POLYMERS:


                               POLYMERS, INC.


                               By:
                                  ----------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------